                                                                      Exhibit 21
                                                                      ----------

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

The following table sets forth subsidiaries of Life Technologies, Inc. which are included in the consolidated financial statements.

                                                  Percentage             Jurisdiction in
                                                      of                Which Incorporated
Name                                              Ownership               or Organized
-----------                                   ----------------        -------------------
Canadian Life Technologies, Inc.                     100%                    Ontario
Laboratory Services Ltd.                             100%                    New Zealand
Life Technologies A.G.                               100%  (A)               Switzerland
Life Technologies A.S.                               100%                    Denmark
Life Technologies B.V.                               100%  (A)               Netherlands
Life Technologies do Brasil Ltda.                    100%                    Brazil
Life Technologies Foreign Sales Corp.                100%                    Barbados
Life Technologies Holdings, Unlimited                100%                    Scotland
Life Technologies GmbH                               100%  (A)               Germany
Life Technologies Investment Holdings,Inc.           100%                    Delaware, USA
Life Technologies Italia S.r.l.                      100%                    Italy
Life Technologies Ltd.                               100%  (B)               Scotland
Life Technologies Ltd.                               100%                    New Zealand
Life Technologies Mauritius Ltd.                     100%                    Mauritius
Life Technologies Overseas Ltd.                      100%  (B)               Scotland
Life Technologies (Pacific) Ltd.                     100%                    Hong Kong
Life Technologies Pty. Ltd.                          100%                    Australia
Life Technologies S.A.R.L.                           100%  (A)               France
Life Technologies Asia Pacific Inc.                  100%                    Delaware, USA
N.V. Life Technologies S.A.                          100%  (A)               Belgium
Serum Tech (unincorporated joint venture)             40%  (C)               Maryland, USA
Life Technologies Sweden AB                          100%                    Sweden
Life Technologies S.A.                               100%                    Spain
Life Technologies Uruguay, S.A.                      100%                    Uruguay
Custom Primers, Inc.                                 100%                    California, USA
Life Technologies Oriental K.K.                       80%                    Japan
Life Technologies GIBCO BRL Co., Ltd.                 51%                    Republic of China,
                                                                             (Taiwan)
Serum Technologies Holdings, Inc.                    100%                    Delaware, USA

(A)  Owned by Life Technologies Overseas Ltd.
(B)  Owned by Life Technologies Holdings, Unlimited
(C)  Owned by Serum Technologies Holdings, Inc.